UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange act of 1934

Date of Report (Date of earliest event reported):
 March 9, 2015

PLANTRONICS, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-12696	77-0207692
(State or Other Jurisdiction of Incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

345 Encinal Street
Santa Cruz, California 95060
(Address of Principal Executive Offices including Zip Code)

(831) 426-5858
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On March 9, 2015, Plantronics, Inc. ("the Company") entered into a Sixth Amendment to Credit Agreement ("Sixth Amendment") between the Company and Wells Fargo Bank, National Association ("Wells Fargo"). The Sixth Amendment modifies the Credit Agreement between the Company and Wells Fargo dated May 9, 2011, as amended ("Credit Agreement"), to increase the Company’s outstanding $100 million unsecured revolving credit facility by an additional $100 million, for a total of up to $200 million.

On March 9, 2015, the Company also entered into an Amended and Restated Revolving Line of Credit Note ("Amended and Restated Note") between the Company and Wells Fargo. The Amended and Restated Note conforms the amount of the unsecured revolving credit facility ($200 million) to that of the Sixth Amendment.

Copies of the Sixth Amendment and Amended and Restated Note are attached hereto as Exhibits 10.1 and 10.2, and the above summary is qualified in its entirety by reference to the Sixth Amendment and Amended and Restated Note.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Sixth Amendment to Credit Agreement between Plantronics, Inc. and Wells Fargo Bank, National Association, dated March 9, 2015
10.2	Amended and Restated Revolving Line of Credit Note between Plantronics, Inc. and Wells Fargo Bank, National Association, dated March 9, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	March 13, 2015	PLANTRONICS, INC.

		By:	/s/ Richard R. Pickard
		Name:	Richard R. Pickard
		Title:	Vice President - Legal, General Counsel and Secretary